Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-240964) pertaining to the 2020 Omnibus Incentive Plan and Employee Stock Purchase Plan of Rocket Companies, Inc. of our report dated March 24, 2021, with respect to the consolidated financial statements of Rocket Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Detroit, Michigan
March 24, 2021